UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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New Residential Investment Corp.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 9, 2021

Dear Fellow Stockholders:
On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders of New Residential Investment Corp. (the “Annual Meeting”) to be held on May 27, 2021, at 8:00 a.m., Eastern Time. Due to the public health impact of the coronavirus (COVID-19) and to support the well-being of our stockholders, please note that this year’s Annual Meeting will be held via live webcast at http://www.virtualshareholdermeeting.com/NRZ2021. The matters to be considered by the stockholders at the Annual Meeting are described in detail in the accompanying materials.
IT IS IMPORTANT THAT YOU BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU OWN OR WHETHER YOU ARE ABLE TO ATTEND THE ANNUAL MEETING. Let me urge you to vote today by the Internet, by telephone or by completing, signing and returning your proxy card in the envelope provided.
PLEASE NOTE THAT YOU MUST FOLLOW THESE INSTRUCTIONS IN ORDER TO ATTEND AND BE ABLE TO VOTE AT THE ANNUAL MEETING: All stockholders may vote electronically at the Annual Meeting. In addition, any stockholder may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person as the proxy with power to vote your shares on your behalf. If you are a beneficial owner of shares, you must obtain a legal proxy and a copy of the voting instruction form or other similar evidence of ownership from your broker, bank or other holder of record in order to be able to attend and vote at the Annual Meeting. Follow the instructions from your broker or bank included with the proxy materials, or contact your broker or bank to request a legal proxy form.
Sincerely,

/s/ Michael Nierenberg
Michael Nierenberg
Chairman of the Board of Directors

NEW RESIDENTIAL INVESTMENT CORP.
NOTICE OF THE 2021 ANNUAL MEETING OF STOCKHOLDERS
To the Stockholders of New Residential Investment Corp.:
The annual meeting of stockholders of New Residential Investment Corp., a Delaware corporation, will be held via live webcast at http://www.virtualshareholdermeeting.com/NRZ2021 on May 27, 2021, at 8:00 a.m., Eastern Time (the “Annual Meeting”). The matters to be considered and acted upon by stockholders at the Annual Meeting, which are described in detail in the accompanying materials, are:
(i)	a proposal to elect two Class II directors to serve until the 2024 annual meeting of stockholders and until their successors are elected and duly qualified;
(ii)	a proposal to approve the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for fiscal year 2021; and
(iii)	any other business properly presented at the Annual Meeting.
Stockholders of record at the close of business on April 5, 2021 will be entitled to notice of and to vote at the Annual Meeting. It is important that your shares be represented at the Annual Meeting regardless of the size of your holdings. A Proxy Statement, proxy card and self-addressed envelope are enclosed. Return the proxy card promptly in the envelope provided, which requires no postage if mailed in the United States. You can also vote by telephone or by the Internet by following the instructions provided on the proxy card. Whether or not you plan to attend the Annual Meeting, please vote by one of these three methods. If you are the record holder of your shares and you attend the meeting online, you may withdraw your proxy and vote in person online during the meeting, if you so choose.
By Order of the Board of Directors,

/s/ Cameron D. MacDougall
Cameron D. MacDougall
Secretary
1345 Avenue of the Americas
45th Floor
New York, New York 10105
April 9, 2021
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 27, 2021:
The Notice of Annual Meeting, Proxy Statement and the Annual Report on Form 10-K
are available on the Investor Relations section of our website at
www.newresi.com.

i

NEW RESIDENTIAL INVESTMENT CORP.
1345 Avenue of the Americas, 45th Floor,
New York, New York 10105
PROXY STATEMENT
For the 2021 Annual Meeting of Stockholders to Be Held on May 27, 2021
This Proxy Statement and the accompanying proxy card and notice of annual meeting are provided in connection with the solicitation of proxies by and on behalf of the Board of Directors of New Residential Investment Corp., a Delaware corporation, for use at the Annual Meeting to be held on May 27, 2021 and any adjournments or postponements thereof. “We,” “our,” “us,” “the Company” and “New Residential” each refers to New Residential Investment Corp. The mailing address of our executive office is 1345 Avenue of the Americas, 45th Floor, New York, New York 10105. This Proxy Statement, the accompanying proxy card and notice of annual meeting are first being mailed to holders of our common stock, par value $0.01 per share (the “Common Stock”), on or about April 9, 2021.
At the date hereof, management has no knowledge of any business that will be presented for consideration at the Annual Meeting and which would be required to be set forth in this Proxy Statement or the related proxy card other than the matters set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented at the Annual Meeting for consideration, it is intended that the persons named in the enclosed form of proxy and acting thereunder will vote in accordance with their best judgment on such matter.
Matters to be considered at the Annual Meeting
At the Annual Meeting, stockholders of the Company’s Common Stock will vote upon:
(i)	a proposal to elect two Class II directors to serve until the 2024 annual meeting of stockholders and until their successors are elected and duly qualified;
(ii)	a proposal to approve the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for fiscal year 2021; and
(iii)	any other business that may properly come before the annual meeting of stockholders or any adjournment of the annual meeting.
Attending the Annual Meeting
You may attend the Annual Meeting, as well as vote and submit questions during the Annual Meeting, by visiting http://www.virtualshareholdermeeting.com/NRZ2021. You may also submit your questions up to 24 hours in advance of the Annual Meeting via email to ir@newresi.com. In order to attend the Annual Meeting and submit questions, you will need your unique control number, which appears in the Notice of Annual Meeting, the proxy card or voting instructions that accompanied the proxy materials. In the event that you do not have a control number, please contact your broker, bank or other nominee as soon as possible so that you can be provided with a control number and gain access to the meeting.

GENERAL INFORMATION ABOUT VOTING
Solicitation of Proxies
The enclosed proxy is solicited by and on behalf of our Board of Directors. The expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby will be borne by the Company. In addition to the use of the mail, proxies may be solicited by officers and directors, without additional remuneration, by personal interview, telephone or otherwise. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record as of the close of business on April 5, 2021, and will provide reimbursement for the cost of forwarding the materials.
Stockholders Entitled to Vote
As of April 5, 2021, there were outstanding and entitled to vote 414,797,263 shares of our Common Stock. Each share of our Common Stock entitles the holder to one vote. Stockholders of record at the close of business on April 5, 2021 are entitled to vote at the Annual Meeting or any adjournment or postponement thereof.
Stockholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company LLC, you are considered the stockholder of record with respect to those shares, and these proxy materials were sent directly to you by the Company.
Street Name Holders. If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the beneficial owner of shares held in “street name,” and these proxy materials will be or have been forwarded to you by your bank or broker. The bank or broker holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct your bank or broker on how to vote the shares held in your account. If you wish to attend the Annual Meeting, you will need to obtain a “legal proxy” from your bank or broker.
Required Vote
A quorum will be present if the holders of a majority of the outstanding shares entitled to vote are present, in person or by proxy, at the Annual Meeting. If you have returned a valid proxy or if you hold your shares in your own name as holder of record and attend the Annual Meeting in person, your shares will be counted as present for the purpose of determining whether there is a quorum. Abstentions and broker “non-votes” (as described below) will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum.
If a quorum is not present, the Annual Meeting may be adjourned by the chairperson of the meeting or by the vote of a majority of the shares represented at the Annual Meeting until a quorum has been obtained.
For the election of the nominees to our Board of Directors, the affirmative vote by holders of a plurality of the shares of our Common Stock present, in person or by proxy, at the Annual Meeting and entitled to vote on the election of directors is sufficient to elect the nominees if a quorum is present. The affirmative vote by holders of a majority of the shares of our Common Stock present, in person or by proxy, at the Annual Meeting and entitled to vote on the matter is required to approve the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.
Broker non-votes are instances where a broker holding shares of record for a beneficial owner does not vote the shares because it has not received voting instructions from the beneficial owner and therefore is precluded by the New York Stock Exchange (“NYSE”) rules from voting on a particular matter. Under NYSE rules, when a broker holding shares in “street name” does not receive voting instructions from a beneficial owner, the broker has discretionary authority to vote on certain routine matters but is prohibited from voting on non-routine matters. Brokers who do not receive instructions are not entitled to vote on the election of directors or the proposal to amend our Bylaws to implement majority voting for uncontested elections of directors, but they are entitled to vote on the ratification of the appointment of the independent registered public accounting firm.
A vote “withheld” from a director nominee or a broker non-vote on a director nominee will not affect the outcome of the election of directors. Abstentions will have the same effect as a vote “against” and broker non-votes will not affect the outcome of the proposal for the appointment of the independent registered public accounting firm. Abstentions and broker non-votes will have the same effect as votes “against” the proposal to amend our Bylaws to implement majority voting for uncontested elections of directors.

If the enclosed proxy card is properly executed and returned to us in time to be voted at the Annual Meeting, it will be voted as specified on the proxy card unless it is properly revoked prior thereto. If no specification is made on the proxy card as to any one or more of the proposals, the shares of Common Stock represented by the proxy will be voted as follows:
(i)	FOR the election of the Class II nominees to our Board of Directors;
(ii)	FOR the approval of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021; and
(iii)	in the discretion of the proxy holder on any other business that properly comes before the Annual Meeting or any adjournment or postponement thereof.
As of the date of this Proxy Statement, we are not aware of any other matter to be raised at the Annual Meeting.
Voting
Stockholders of Record. If you are a stockholder of record, you may instruct the proxies to vote your shares by telephone, by the Internet or by signing, dating and mailing the proxy card in the postage-paid envelope provided. In addition, you may vote your shares of our Common Stock in person online during the Annual Meeting.
Street Name Holders. If you are a street name holder, you will receive instructions from your bank or broker that you must follow to be able to attend the Annual Meeting or to have your shares voted at the Annual Meeting.
Right to Revoke Proxy
Stockholders of Record. If you are a stockholder of record, you may revoke your proxy instructions through any of the following methods:
•
send written notice of revocation, prior to the Annual Meeting, to our Secretary, Mr. Cameron D. MacDougall, at New Residential Investment Corp., 1345 Avenue of the Americas, 45th Floor, New York, New York 10105;

•	sign, date and mail a new proxy card to our Secretary;
•	dial the number provided on the proxy card and vote again;
•	log onto the Internet site provided on the proxy card and vote again; or
•	attend the Annual Meeting and vote your shares in person online during the meeting.
Street Name Holders. If you are a street name holder, you must contact your bank or broker to receive instructions as to how you may revoke your proxy instructions.
Copies of Annual Report to Stockholders
A copy of our Annual Report on Form 10-K for our most recently completed fiscal year, which has been filed with the Securities and Exchange Commission (the “SEC”), will be mailed to stockholders entitled to vote at the Annual Meeting who have elected to receive a hard copy of the proxy materials and is also available without charge to stockholders upon written request to: New Residential Investment Corp., 1345 Avenue of the Americas, 45th Floor, New York, New York 10105, Attention: Investor Relations. You can also find an electronic version of our Annual Report on the Investor Relations section of the New Residential website (www.newresi.com).
Voting Results
Broadridge Financial Solutions, Inc., our independent tabulating agent, will count the votes and act as the Inspector of Election. We will publish the voting results in a Current Report on Form 8-K, which will be filed with the SEC within four business days of the Annual Meeting.

Confidentiality of Voting
We keep all proxies, ballots and voting tabulations confidential as a matter of practice. We permit only our Inspector of Election, Broadridge Financial Solutions, Inc., to examine these documents.
Recommendations of the Board of Directors
The Board of Directors recommends a vote:
(i)	FOR the election of the nominees to our Board of Directors; and
(ii)	FOR the approval of the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for fiscal year 2021.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
The first proposal is to elect two Class II directors to serve until the 2024 annual meeting of stockholders and until their successors are duly elected and qualified.
Our Bylaws provide that our Board of Directors shall consist of not less than three and not more than nine directors as the Board of Directors may from time to time determine. The number of directors on the Board is currently fixed at seven. Our Board of Directors is divided into three classes. The members of each class of directors serve staggered three-year terms.
Our current Board of Directors is classified as follows:
Class	Term Expiration	Director	Age
Class I	2023	Pamela F. Lenehan	68
		David Saltzman	59
Class II	2021	Kevin J. Finnerty	66
		Michael Nierenberg	58
Class III	2022	Douglas L. Jacobs	73
		Robert J. McGinnis	67
		Andrew Sloves	57
Alan L. Tyson had been a member of our Board of Directors since April 2013. He retired from his position as a director on April 8, 2021, effective immediately.
The Board of Directors has unanimously proposed Kevin J. Finnerty and Michael Nierenberg as nominees for election as Class II directors. The director nominees currently serve on our Board of Directors. If elected at the Annual Meeting, Messrs. Finnerty and Nierenberg will hold office until the 2024 annual meeting of stockholders and until their successors are duly elected and qualified, subject to earlier retirement, resignation or removal. Unless otherwise instructed, we will vote all proxies we receive FOR Kevin J. Finnerty and Michael Nierenberg. If any of the nominees becomes unable to stand for election as a director, an event that our Board of Directors does not presently expect, the proxy will be voted for a replacement nominee if one is designated by our Board of Directors.
The Board of Directors recommends that you vote FOR the election of Messrs. Finnerty and Nierenberg to serve as our Class II directors until the 2024 annual meeting of stockholders and until their successors are duly elected and qualified.
Information Concerning Our Directors, Including the Director Nominees
Set forth below is certain biographical information for our directors, including the director nominees, as well as the month and year each person was first elected as one of our directors.
Each of our directors was selected because of the knowledge, experience, skill, expertise and diversity the director contributes to the Board of Directors as a whole. Our directors have extensive familiarity with our business and experience from senior positions in large, complex organizations. In these positions, they gained core management skills, such as strategic and financial planning, public company financial reporting, corporate governance, risk management, and leadership development. The Nominating and Corporate Governance Committee believes that each of the directors also has key attributes that are important to an effective Board of Directors: integrity and demonstrated high ethical standards; sound judgment; analytical skills; the ability to engage management and each other in a constructive and collaborative fashion; diversity of origin, background, experience, and/or thought; and the commitment to devote significant time and energy to service on the Board of Directors and its committees.

Kevin J. Finnerty Director since April 2013
Mr. Finnerty has been a member of our Board of Directors since April 2013. Mr. Finnerty was a member of the board of Drive Shack Inc. (“Drive Shack”) and its Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee from August 2005 to May 2019. Mr. Finnerty is an employee of Mariner Investment Group and is the Founding Partner of Galton Capital Group, a residential mortgage credit fund manager. Mr. Finnerty is a former founder and the Managing Partner of F.I. Capital Management, an investment company focused on agency-mortgage related strategies. Previously, Mr. Finnerty was a Managing Director at J.P. Morgan Securities Inc., where he headed the Residential Mortgage Securities Department. Mr. Finnerty joined Chase Securities Inc. in December of 1999. Prior to joining Chase Securities Inc., Mr. Finnerty worked at Union Bank of Switzerland from November 1996 until February 1998, where he headed the Mortgage Backed Securities Department, and at Freddie Mac from January 1999 until June 1999, where he was a Senior Vice President. Between 1986 and 1996, Mr. Finnerty was with Bear Stearns & Co. Inc., where he was a Senior Managing Director and ultimately headed the MBS Department and served as a member of the board of directors from 1993 until 1996. Mr. Finnerty was Co-Chair of the North American People Committee at JPMorganChase and Chairman of the Mortgage and Asset-Backed Division of the Bond Market Association for the year 2003. Mr. Finnerty’s mortgage-related securities and finance knowledge, expertise and experience led the Board of Directors to conclude that Mr. Finnerty should serve as a director.

Douglas L. Jacobs Director since June 2013
Mr. Jacobs has been a member of our Board of Directors since June 2013. Mr. Jacobs was a director of OneMain Holdings Inc. from November 2010 until June 2018, where he was Chairman of the Audit Committee. Mr. Jacobs was a director of Clear Channel Outdoor Holdings, Inc. from May 2010 until February 2018, where he served as Chairman of the Audit Committee and a member of the Compensation Committee. Mr. Jacobs was a director of Fortress Investment Group LLC (“Fortress”) from February 2007 until December 2017, where he served as Chairman of the Audit Committee and a member of the Compensation Committee. From 2009 until 2015, Mr. Jacobs was a director of Doral Financial Corporation, a financial services company. From 2004 to 2008, Mr. Jacobs was also a director of ACA Capital Holdings, Inc., a financial guaranty company, where he was Chairman of the Audit Committee and a member of the Compensation Committee and Risk Management Committee. Mr. Jacobs was a director and Chairman of the Audit Committee for Global Signal Inc. from 2004 until 2007. Mr. Jacobs also was a director of Hanover Capital Mortgage Holdings, Inc. from 2003 until 2007. From 1988 to 2003, Mr. Jacobs was at FleetBoston Financial Group, where he became an Executive Vice President and Treasurer responsible for managing the company’s funding, securitization, capital, and asset and liability management activities in addition to its securities, derivatives, and mortgage loan portfolios. Prior to joining FleetBoston, Mr. Jacobs was active in a variety of positions at Citicorp over 17 years, culminating in his role as Division Executive of the Mortgage Finance Group. Mr. Jacobs holds a Bachelor’s degree from Amherst College and a Master’s degree in Business Administration from the Wharton School of Business at the University of Pennsylvania. Mr. Jacobs’ finance and management expertise, experience serving on public company boards and committees led our Board of Directors to conclude that Mr. Jacobs should serve as a director.

Pamela F. Lenehan Director since April 2019
Pamela F. Lenehan has been a member of our Board of Directors since April 2019, and serves as a member of the Audit Committee. Ms. Lenehan has served as President of Ridge Hill Consulting, LLC, a strategy consulting firm, since June 2002, and on the board of directors and audit committee for ATN International Inc. since June 2020. She previously served on the board of directors of Monotype Imaging Holdings Inc., a software company, from 2006 to October 2019 when it was acquired in a private equity transaction, and served as its board chair from 2018 to October 2019, and previously served both as a member of its audit committee and as chairperson of its compensation committee from September 2006 to May 2018. She also served on the board of directors of Civitas Solutions, Inc., a health services provider, from December 2008 to March 2019, when it was acquired in a private equity transaction, and as a member of its audit committee from December 2008 to March 2019, including as audit committee chair from January 2009 to January 2016, as a member of its compensation committee from October 2015 to March 2019, and as presiding director from January 2016 to March 2019; on the board of directors and audit committee of American Superconductor Corporation from March 2011 to July 2018, including as its audit committee chair from August 2011 to July 2018; on the board of directors and compensation committee for Spartech Corporation from December 2004 to March 2013, including as its compensation committee chair from March 2007 to March 2013, and a member of its audit committee from January 2005 to March 2007. She currently sits on the board of directors for the Center for Women and Enterprise, the National Association of Corporate Directors of New England and is the co-Chair of the Boston Chapter of Women Corporate Directors, each a not-for-profit organization. Ms. Lenehan holds an Executive Masters Professional Director Certification, Silver Level from the American College of Corporate Directors, a Bachelor’s degree in mathematical economics from Brown University, and a Master’s degree in economics from Brown University. Ms. Lenehan’s extensive knowledge and experience in technology, financial services, corporate advisory, strategic planning and public board environments, including serving on boards of a number of companies in the application software industry, led our Board to conclude that Ms. Lenehan should serve as a director.

Robert J. McGinnis Director since December 2016
Robert J. McGinnis has been a member of our Board of Directors since December 2016. Mr. McGinnis was a director of KGS Holdings, which is the parent company of KGS-ALPHA Capital Markets, from 2010 until September 2018. Mr. McGinnis served as a director of Home Loan Servicing Solutions Ltd. from October 2011 through October 2015, and as Chairman from January 2015 through October 2015. Mr. McGinnis served as Managing Director of Greenwich Capital Markets from 1997 to 2008, where he built the Non-Agency Mortgage, Structured Products and Asset Backed business into one of the industry’s preeminent firms. In his role at Greenwich Capital Markets, Mr. McGinnis was responsible for origination, banking and trading of all products and for structuring, client relationships, recruiting, business development and new products. From 1982 to 1997, Mr. McGinnis was a Managing Director at Salomon Brothers Inc., responsible for origination and banking of Salomon’s Non-Agency Mortgage Business. Mr. McGinnis holds a Bachelor’s degree in Civil Engineering from Rochester Institute of Technology, a Master’s degree in Civil Engineering from Manhattan College and a Master’s degree in Business Administration from New York University. Mr. McGinnis’ mortgage-related securities, finance and management expertise, and experience serving on public company boards and committees led our Board of Directors to conclude that Mr. McGinnis should serve as a director.

Michael Nierenberg Chairman of the Board since May 2016; Director since November 2013
Mr. Nierenberg has been Chairman of the Board since May 2016 and a member of our Board of Directors since November 2013, when he was appointed as our Chief Executive Officer and President. Mr. Nierenberg is also a Managing Director at Fortress. Since December 2020, Mr. Nierenberg also has served as Chief Executive Officer and Chairman of the board of Fortress Capital Acquisition Corp., and, since January 2021, as a member of its Audit and Compensation Committees. Prior to becoming Chief Executive Officer of New Residential, Mr. Nierenberg served as managing director and head of Global Mortgages and Securitized Products at Bank of America Merrill Lynch, with responsibility for all sales and trading activities within the division. Mr. Nierenberg joined Bank of America Merrill Lynch in November 2008 from JP Morgan, where he was head of Global Securitized Products and a member of the management committee of the investment bank. Prior to his tenure at JP Morgan, Mr. Nierenberg held a range of senior leadership positions during fourteen years with Bear Stearns, including head of interest rate and foreign exchange trading operations, co-head of structured products and co-head of mortgage-backed securities trading. From 2006 to 2008, he was a member of Bear Stearns’s Board of Directors. Mr. Nierenberg spent seven years at Lehman Brothers prior to joining Bear Stearns and was instrumental in building the company’s adjustable rate mortgage business. Mr. Nierenberg’s knowledge, skill, expertise of mortgage-related securities, and experience as described above led the Board of Directors to conclude that Mr. Nierenberg should serve as a director.

David Saltzman Director since April 2013
David Saltzman has been a member of our Board of Directors since April 2013. Mr. Saltzman is currently a Partner of Two Sigma Investments, where he has served since 2017. Mr. Saltzman was the Executive Director of The Robin Hood Foundation from 1989 until 2016, and currently serves on its board of directors. Prior to joining Robin Hood, Mr. Saltzman served as the Special Assistant to the President of the Board of Education of the City of New York for three years. Before working at the Board of Education, he ran AIDS education programs for the New York City Department of Health. Mr. Saltzman began his career in public service working with homeless families for the Human Resources Administration of the City of New York, the city’s Department of Social Services. Mr. Saltzman earned a Masters of Public Policy and Administration from Columbia University and a Bachelor’s degree from Brown University. In 2001, Mr. Saltzman was named as one of Time Magazine’s 100 Innovators. Mr. Saltzman’s knowledge, skill, management expertise and experience as described above led the Board of Directors to conclude that Mr. Saltzman should serve as a director.

Andrew Sloves Director since June 2016
Andrew Sloves has been a member of our Board of Directors since June 2016. Mr. Sloves is currently a trader at Isaak Bond Investments. Previously, Mr. Sloves was a Managing Director of JP Morgan Securities from 2008 to 2015, where he was the head of west coast Securitized Product Sales. Prior to his tenure at JP Morgan Securities, Mr. Sloves joined Bear Stearns in 1989, and was a Senior Managing Director of Bear Stearns from 1993 to 2008 serving in the same capacity. Mr. Sloves is currently a director of Nonstop Administration and Insurance Services, Inc., a privately held company. Mr. Sloves currently serves as a member of the board of directors of Temple Shalom of the South Bay, and as a member of the board of trustees of Rolling Hills Preparatory School, where he also serves as a member of the Finance Committee. Mr. Sloves holds a Bachelor’s degree from Pomona College. Mr. Sloves’ knowledge, skill, expertise in finance, and experience as described above led the Board of Directors to conclude that Mr. Sloves should serve as a director.

Compensation of Directors
Our independent directors are paid an annual fee of $200,000, payable semi-annually. On the first business day after each annual stockholders’ meeting during the term of the Nonqualified Stock Option and Incentive Award Plan, each of our independent directors will receive at least half of their annual fee payment in the form of automatic annual awards of shares of our Common Stock in an amount to be determined by the Compensation Committee from time to time, based on the fair market value of shares of our Common Stock on the date of grant. For additional information on director equity compensation, see “Executive and Manager Compensation—Nonqualified Stock Option and Incentive Award Plan.” The remainder of our independent director fees may be paid, at the election of the relevant director, by issuance of Common Stock, based on the value of such Common Stock at the date of issuance, rather than in cash, provided that any such issuance does not prevent such director from being determined to be independent and such shares are granted pursuant to a stockholder-approved plan or the issuance is otherwise exempt from NYSE listing requirements. In addition, an annual fee of $20,000 is paid to the chair of the Audit Committee of the Board of Directors.
Each of our independent directors also received an initial one time grant of options relating to 1,000 shares of our Common Stock under our Nonqualified Stock Option and Incentive Award Plan at the first meeting of our Board of Directors attended by such director. These options will be settled in an amount of cash equal to the excess of the fair market value of a share of our Common Stock on the date of exercise over the fair market value on the date of grant, unless advance approval is made to settle the option in shares.
We do not separately compensate our affiliated directors. All members of the Board of Directors are reimbursed for reasonable costs and expenses incurred in attending meetings of our Board of Directors.

Director Compensation Table for 2020
Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards(2)	Total
Kevin J. Finnerty(1)	$—	$200,012	$—	$200,012
Douglas L. Jacobs	$110,000	$110,007	$—	$220,007
Pamela F. Lenehan(1)	$—	$200,012	$—	$200,012
Robert J. McGinnis(1)	$—	$200,012	$—	$200,012
David Saltzman	$100,000	$100,001	$—	$200,001
Andrew Sloves(1)	$—	$200,012	$—	$200,012
Alan L. Tyson(1)	$—	$200,012	$—	$200,012
(1)
For 2020, each of Messrs. Finnerty, McGinnis, Sloves and Tyson and Ms. Lenehan elected to receive all of their compensation for their services as a director in the form of Common Stock in lieu of cash.

(2)	As of December 31, 2020, each independent director held 1,000 options.
Determination of Director Independence
At least a majority of the directors serving on the Board of Directors must be independent. For a director to be considered independent, our Board of Directors must determine that the director does not have any direct or indirect material relationship with the Company. The Board of Directors has established categorical standards to assist it in determining director independence, which conform to the independence requirements under the NYSE listing rules. Under the categorical standards, a director will be independent unless:
(a)
within the preceding three years: (i) the director was employed by the Company or its Manager; (ii) an immediate family member of the director was employed by the Company or its Manager as an executive officer; (iii) the director or an immediate family member of the director received more than $120,000 per year in direct compensation from the Company, its Manager or any controlled affiliate of its Manager (other than director or committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent on continued service)); (iv) the director was employed by or affiliated with the independent registered public accounting firm of the Company or its Manager; (v) an immediate family member of the director was employed by the independent registered public accounting firm of the Company or its Manager as a partner, principal or manager; or (vi) an executive officer of the Company or its Manager was on the compensation committee of a company which employed the director, or which employed an immediate family member of the director as an executive officer; or

(b)
he or she is an executive officer of another company that does business with the Company and the annual sales to, or purchases from, the Company is the greater of $1 million, or two percent of such other company’s consolidated gross annual revenues.

Whether directors meet these categorical independence tests are reviewed and made public annually prior to our annual meeting of stockholders. The Board of Directors may determine, in its discretion, that a director is not independent notwithstanding qualification under the categorical standards. The Board of Directors has determined that each of Ms. Lenehan and Messrs. Finnerty, Jacobs, McGinnis, Saltzman and Sloves are independent for purposes of NYSE Rule 303A and that each such director has no material relationship with the Company. In making such determination, the Board of Directors took into consideration that certain directors have invested in the securities of private investment funds or companies managed by or affiliated with the Company’s Manager.
Statement on Corporate Governance
We emphasize the importance of professional business conduct and ethics through our corporate governance initiatives. Our Board of Directors consists of a majority of independent directors (in accordance with the rules of the NYSE). Our Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee are each composed entirely of independent directors.
We have adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics, which delineate our standards for our officers and directors, and employees of our Manager, an affiliate of Fortress. We make available, free of charge through a link on our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to such reports, if any, as filed with the SEC as soon as reasonably practicable after such filing. Our site also contains our Code of Business Conduct and Ethics, Code of Ethics for Principal Executive Officers and Senior Financial Officers, Corporate Governance Guidelines, and the charters of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee of our Board of Directors. Our website address is www.newresi.com. You may also obtain these documents by writing the Company at 1345 Avenue of the Americas, 45th Floor, New York, New York 10105, Attention: Investor Relations.
As mentioned above, the Board of Directors has adopted a Code of Business Conduct and Ethics, which is available on our website, that applies to all employees of our Manager who provide services to us, and each of our directors and officers, including our principal executive officer and principal financial officer. The purpose of the Code of Business Conduct and Ethics is to promote, among other things, honest and ethical conduct, full, fair, accurate, timely and understandable disclosure in public communications and reports and documents that the Company files with, or submits to, the SEC, compliance with applicable governmental laws, rules and regulations, accountability for adherence to the code and the reporting of violations thereof.
The Company has also adopted a Code of Ethics for Principal Executive Officers and Senior Financial Officers, which is available on our website and which sets forth specific policies to guide the Company’s senior officers in the performance of their duties. This code supplements the Code of Business Conduct and Ethics described above. The Company intends to disclose any changes in or waivers from either code applicable to the Company’s executive officers or directors by posting such information on our website.
The Company does not have a policy to separate the roles of Chief Executive Officer and Chairman of the Board of Directors, as the Board of Directors believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. Mr. Nierenberg serves as our Chief Executive Officer and Chairman of the Board of Directors. The Board of Directors believes that having Mr. Nierenberg serve as both Chief Executive Officer and Chairman is an appropriate, effective and efficient leadership structure, and has determined that combining the Chief Executive Officer and Chairman roles provides for clear accountability and leadership responsibility, and facilitates effective decision-making and a cohesive corporate strategy. The Board of Directors periodically reviews its leadership structure. The Company does not have a lead independent director; however, an independent director presides over the executive sessions. For additional information, see “Executive Sessions of Non-Management Directors.”
Hedging Policy
Pursuant to our policies and procedures for transacting in Company securities, all directors, executive officers, employees and employees of our Manager are prohibited from engaging in any transaction intended to hedge or minimize losses in the Company’s securities, including engaging in transactions in puts, calls, or other derivatives of the Company’s securities or short-selling the Company’s securities.
Board and Committee Meetings
During the year ended December 31, 2020, our Board of Directors held 38 meetings. No director attended fewer than 75 percent of all meetings of our Board of Directors and the committees on which such director served. The Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Mortgage Regulatory Compliance Committee. During 2020, the Audit Committee met seven times, the Compensation Committee met three times, the Nominating and Corporate Governance Committee met one time and the Mortgage Regulatory Compliance Committee met three times. Although director attendance at the Company’s annual meeting each year is encouraged, the Company does not have an attendance policy.
Audit Committee. Our Board of Directors has a standing Audit Committee composed entirely of independent directors. The current members of the Audit Committee are Ms. Lenehan (Chairperson) and Messrs. Finnerty, Jacobs, McGinnis and Sloves, each of whom has been determined by our Board of Directors to be independent in accordance with the NYSE rules and the SEC’s audit committee independence standards. The purpose of the Audit Committee is to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Company and its subsidiaries, including, without limitation, assisting the Board’s oversight of (a) the integrity of the Company’s financial statements; (b) the Company’s compliance with legal and regulatory requirements; (c) the Company’s independent registered public accounting firm’s qualifications and independence; and (d) the performance of the Company’s independent registered public accounting firm and the Company’s internal audit function. The Audit Committee is also responsible for appointing the Company’s independent registered public accounting firm and approving the terms of the registered public accounting firm’s services. The Audit Committee operates pursuant to a charter, which is available on our website, www.newresi.com. You may also obtain a copy of the charter by writing the Company at 1345 Avenue of the Americas, 45th Floor, New York, New York 10105, Attention: Investor Relations.
The Board of Directors has determined that Ms. Lenehan qualifies as an “Audit Committee Financial Expert” as defined by the rules of the SEC. As noted above, our Board of Directors has determined that Ms. Lenehan is independent under NYSE and SEC standards.
Risk Oversight. The Company’s risk management is overseen by the Chief Executive Officer, who receives reports directly from other officers and individuals who perform services for the Company. Material risks are identified and prioritized by management, and material risks are periodically discussed with the Board of Directors. The Board of Directors regularly reviews information regarding the Company’s credit, liquidity and operations, including risks and contingencies associated with each area, and established the Mortgage Regulatory Compliance Committee as a new standing committee of the Board in 2018. The Board of Directors encourages management to promote a corporate culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations.
Compensation Committee. The members of the Compensation Committee are Messrs. Finnerty, McGinnis, Saltzman (Chairperson) and Sloves, each of whom has been determined by our Board of Directors to be independent in accordance with the NYSE rules. The Compensation Committee is responsible for overseeing the annual review of the management agreement (the “Management Agreement”) with the Company’s Manager, administering and approving the grant of awards under any incentive compensation plan, including any equity-based plan, of the Company and making recommendations to the Board of Directors regarding director compensation. The charter of the Compensation Committee is available on our website, at www.newresi.com. You may also obtain a copy of the charter by writing the Company at 1345 Avenue of the Americas, 45th Floor, New York, New York 10105, Attention: Investor Relations.
During 2020, the Company did not pay any cash compensation to its executive officers. There were grants of 1,619,739 options made to an affiliate of our Manager during the fiscal year ended December 31, 2020.
Each member of the Compensation Committee is a “non-employee director” as defined under Rule 16b-3 under the Exchange Act and is also an “outside director” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended, as well as being an independent director under the NYSE listing standards and other applicable laws, rules and regulations.
Nominating and Corporate Governance Committee. Our Board of Directors has a standing Nominating and Corporate Governance Committee composed entirely of independent directors. The current members of the Nominating and Corporate Governance Committee are Messrs. Finnerty (Chairperson), Jacobs, McGinnis and Sloves, each of whom has been determined by our Board of Directors to be an independent director in accordance with the NYSE rules. The functions of the Nominating and Corporate Governance Committee include, without limitation, the following: (a) recommending to the Board individuals qualified to serve as directors of the Company and on committees of the Board; (b) advising the Board with respect to Board composition, procedures and committees; (c) advising the Board with respect to the corporate governance principles applicable to the Company; and (d) overseeing the evaluation of the Board. The charter of the Nominating and Corporate Governance Committee is available on our website, at www.newresi.com. You may also obtain a copy of the charter by writing the Company at 1345 Avenue of the Americas, 45th Floor, New York, New York 10105, Attention: Investor Relations.
The Nominating and Corporate Governance Committee, as required by the Company’s Bylaws, will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Nominating and Corporate Governance Committee will take into consideration the needs of the Board of Directors and the qualifications of the candidate and may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

The Company’s Bylaws provide certain procedures that a stockholder must follow to nominate persons for election to the Board of Directors. Nominations for director at an annual stockholder meeting must be submitted in writing to the Company’s Secretary at New Residential Investment Corp., 1345 Avenue of the Americas, 45th Floor, New York, New York 10105. The Secretary must receive the notice of a stockholder’s intention to introduce a nomination at an annual stockholders meeting (together with certain required information set forth in the Company’s Bylaws) within the time frames set forth below under “Advance Notice for Stockholder Nominations and Proposals for 2022 Annual Meeting.”
The Nominating and Corporate Governance Committee believes that the qualifications for serving as a director of the Company are, taking into account such person’s familiarity with the Company, possession of such knowledge, experience, skills, expertise, integrity and diversity as would enhance the Board’s ability to manage and direct the affairs and business of the Company, including, when applicable, the ability of committees of the Board to fulfill their duties and/or to satisfy any independence requirements imposed by law, regulation or NYSE rule.
In addition to considering a director-candidate’s background and accomplishments, the process for identifying and evaluating all nominees includes a review of the current composition of the Board of Directors and the evolving needs of our business. The Nominating and Corporate Governance Committee will identify potential nominees by asking current directors and executive officers to notify the Nominating and Corporate Governance Committee if they become aware of suitable candidates. The Nominating and Corporate Governance Committee is committed to actively seeking out highly qualified women and other diverse candidates. The Nominating and Corporate Governance Committee also may, from time to time, engage firms that specialize in identifying director candidates. As described above, the Nominating and Corporate Governance Committee will also consider candidates recommended by stockholders. Our evaluation of nominees does not necessarily vary depending on whether or not the nominee was nominated by a stockholder. In considering candidates submitted by stockholders, the Nominating and Corporate Governance Committee may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. We do not have a formal policy with regard to the consideration of diversity in identifying director-nominees, but the Nominating and Corporate Governance Committee strives to nominate individuals with a variety of complementary skills. The Nominating and Corporate Governance Committee assesses its achievement of diversity through the review of the Board’s composition as part of the Board’s annual self-assessment process.
Executive Sessions of Non-Management Directors
Executive sessions of the non-management directors occur during the course of the year. “Non-management directors” include all directors who are not officers of the Company or employees of the Company’s Manager. The non-management director presiding at those sessions may rotate from meeting to meeting among the chair of each of the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee, to the extent the director is present at the executive session.
Stockholder Communications with Directors
The Company provides the opportunity for stockholders and interested parties to communicate with our directors. You can contact our Board of Directors to provide comments, to report concerns, or to ask a question, at the following address:
New Residential Investment Corp.
Secretary
1345 Avenue of the Americas, 45th Floor
New York, New York 10105
Stockholders may contact the non-management directors (including the director who presides over the executive sessions of non-management directors, or the non-management directors as a group, or the Audit Committee as a group) at the address above or at the following email address: NonManagementDirectors@newresi.com.
All communications received as set forth in the preceding paragraph will be opened by the Legal and Compliance Departments of our Manager, for the sole purpose of determining whether the contents represent a message to the directors. Any contents that are not in the nature of advertising, promotions of a product or service or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board of Directors or any group or committee of directors, sufficient copies of the contents will be made for each director who is a member of the group or committee to which the envelope or e-mail is addressed. Concerns relating to accounting, internal controls or auditing matters are brought to the attention of the Chairperson of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

REPORT OF THE AUDIT COMMITTEE
In accordance with and to the extent permitted by the rules of the SEC, the information contained in the following Report of the Audit Committee shall not be incorporated by reference into any of the Company’s future filings made under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be “soliciting material” or to be “filed” under the Exchange Act or the Securities Act of 1933, as amended.
The Audit Committee operates under a written charter approved by the Board of Directors, consistent with the corporate governance rules issued by the SEC and the NYSE. The Audit Committee’s charter is available on the Company’s website at www.newresi.com. The members of the Audit Committee hold executive sessions during the course of the year.
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. It is not the duty of the Audit Committee to prepare the Company’s financial statements, to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate in accordance with generally accepted accounting principles. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent registered public accounting firm is responsible for auditing the financial statements and expressing an opinion as to whether those audited financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles.
The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the Company’s internal control over financial reporting, including a review of management’s and the independent registered public accounting firm’s assessments of and reports on the effectiveness of internal control over financial reporting and any significant deficiencies or material weaknesses.
The Audit Committee has reviewed and discussed with management the audited financial statements in the annual report on Form 10-K.
The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC, including the auditor’s judgment as to the quality, not just the acceptability, of the accounting principles, the consistency of their application and the clarity and completeness of the audited financial statements. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable PCAOB requirements and has discussed with the independent registered public accounting firm their independence.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors agreed) that the audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2020, for filing with the SEC. The Audit Committee and the Board of Directors also have recommended, subject to stockholder approval, the selection of the Company’s independent registered public accounting firm for fiscal year 2021.
The Audit Committee

Pamela F. Lenehan (Chairperson)
Douglas L. Jacobs
Kevin J. Finnerty
Robert J. McGinnis
Andrew Sloves

EXECUTIVE OFFICERS
The following table shows the names and ages of our executive officers and the positions held by each individual. A description of the business experience of each for at least the past five years follows the table.
Name	Age	Position
Michael Nierenberg	58	Chief Executive Officer and President
Nicola Santoro, Jr.	52	Chief Financial Officer, Chief Accounting Officer and Treasurer
Michael Nierenberg is the Chairman of the Board, Chief Executive Officer and President of the Company. For information regarding Mr. Nierenberg, see above under “Proposal No. 1 Election of Directors – Information Concerning Our Directors, Including the Director Nominees.”
Nicola Santoro, Jr. is the Chief Financial Officer, Chief Accounting Officer and Treasurer of the Company. Prior to joining the Company and Fortress in 2015, Mr. Santoro was employed by FXCM, Inc. from 2012 through 2015, serving as its Chief Accounting Officer where he was responsible for directing financial reporting, accounting, tax and financial planning activities. From 2005 through 2012, Mr. Santoro was employed by the Financial Guaranty Insurance Company, serving as principal financial officer from 2008. Mr. Santoro is a certified public accountant.

EXECUTIVE AND MANAGER COMPENSATION
Compensation Discussion and Analysis
Each of our officers is an employee of our Manager or an affiliate of our Manager. Because our Management Agreement provides that our Manager is responsible for managing our affairs, our officers do not receive cash compensation from us for serving as our officers. Our officers, in their capacities as officers or personnel of our Manager or its affiliates, devote such portion of their time to our affairs as is necessary to enable us to operate our business.
Our Manager is not able to segregate and identify any portion of the compensation that it awards to our officers as relating solely to service performed for us, because the services performed by our officers are not performed exclusively for us. We may, from time to time, at the discretion of the Compensation Committee of the Board of Directors, grant options relating to shares of our Common Stock or other equity interests in us to an affiliate of our Manager, who may in turn assign a portion of the options to its employees, including our officers. Options assigned by an affiliate of our Manager to our officers will be settled in an amount of cash equal to the excess of the fair market value of a share of our Common Stock on the date of exercise over the fair market value on the date of grant, unless advance approval is given to settle the options in shares. Please refer to the section entitled “Certain Relationships and Related Transactions—Review of Transactions with Related Persons—Management Agreement” for a description of the terms of the Management Agreement.
Grants of Plan-Based Awards in 2020
The table below sets forth the outstanding option awards held by our officers as of December 31, 2020. The option awards held by such officers (“Tandem Awards”) correspond on a one-to-one basis with the options granted to our Manager, such that exercise by an employee of the option would result in the corresponding option held by our Manager being cancelled. Mr. Nierenberg was granted 1,270,200 Tandem Awards in 2020.
In 2020, we granted a total of 1,619,739 options to our Manager in connection with equity offerings and sales in February 2020. The exercise prices ranged between $17.02 and $17.41 per option, which, pursuant to the policy explained in more detail below, is equal to the price per share at which we sold shares of our Common Stock in connection with each Common Stock equity offering in 2020 or the price of our Common Stock on the date of pricing of each preferred equity offering. The aggregate grant date fair value of the option awards granted to our Manager in 2020 was $1.0 million, as determined under FASB ASC Topic 718. For information regarding assumptions used in determining this valuation, please see Note 15, “Equity and Earnings Per Share” to the Company’s consolidated financial statements included in the Company’s most recent Annual Report on Form 10-K.
Outstanding Option Awards as of December 31, 2020
Name	Number of Securities Underlying Exercisable Options (#)	Number of Securities Underlying Not-Yet Exercisable Options (#)(1)	Option Exercise Price ($)	Option Expiration Date(2)
Michael Nierenberg	—	500,000	16.55	01/19/2028
		75,000	16.55	01/23/2028
	—	2,551	17.95	08/23/2028
	—	236	17.90	08/24/2028
	—	5,000	17.99	08/31/2028
	—	2,046	18.02	09/06/2028
	—	500,000	16.77	11/05/2028
		75,000	16.77	11/08/2028
	—	800,000	16.37	02/22/2029
		120,000	16.37	02/28/2029
	—	124,200	15.51	07/02/2029
	—	200,000	15.14	08/15/2029
	—	26,000	15.14	08/21/2029
(1)
Upon the grant of options to the Manager (or an affiliate), such options are fully vested and become exercisable over a 30-month period (the “Total Exercisability Period”) in monthly installments beginning on the first of each month following the month in which the options were granted. When Tandem Awards are granted, the Manager options become exercisable in monthly installments over a portion of the Total Exercisability Period equal to 30 months, minus the product of (i) the ratio of Manager options not subject to corresponding Tandem Awards to the total number of Manager options (including Manager options subject to corresponding Tandem Awards) multiplied by (ii) 30 (such period, the “Manager Exercisability Period”). Following the Manager Exercisability Period, the Tandem Awards vest in generally monthly installments over the remainder of the Total Exercisability Period and become exercisable only at the end of the Total Exercisability Period.
(2)
Represents the expiration date of the option held by the Manager (or an affiliate) that is the basis for the Tandem Award held by the officer. In general, the expiration date of the Tandem Award occurs prior to the expiration date of the underlying option.

Nonqualified Stock Option and Incentive Award Plan
Our Nonqualified Stock Option and Incentive Award Plan became effective on May 15, 2013, and was amended and restated as of November 4, 2014 (the “Plan”). The Plan is intended to facilitate the use of long-term equity-based awards and incentives for the benefit of the service providers to us and our Manager. A summary of the Plan is set forth below.
The Plan is administered by our Board of Directors, which has appointed our Compensation Committee (the “Committee”) to administer the Plan. As the administrator of the Plan, the Committee has the authority to grant awards under the Plan and to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it deems advisable for the administration of the Plan. The Committee also has the authority to interpret the terms and provisions of the Plan, any award issued under the plan and any award agreements relating thereto, and to otherwise supervise the administration of the Plan. In particular, the Committee has the authority to determine the terms and conditions of awards under the Plan, including, without limitation, the exercise price, the number of shares of our Common Stock subject to awards, the term of the awards and the vesting schedule applicable to awards, and to waive or amend the terms and conditions of outstanding awards. All decisions made by the Committee pursuant to the provisions of the Plan are final, conclusive and binding on all persons.
The terms of the Plan provide for the grant of stock options that are not intended to qualify as “incentive stock options” under Section 422 of the Code, SARs, restricted stock, performance awards, tandem awards and other stock-based and non-stock based awards, in each case to our Manager, to the employees, officers, directors, consultants, service providers or advisors of our Manager who perform services for us, to our employees, officers, directors, consultants, service providers or advisors, and to such other persons who the Committee selects to be participants in the Plan. Such awards may be granted singularly, in tandem, or in combination with each of the other awards.
We reserved 15,000,000 shares of our Common Stock for issuance under the Plan. On the first day of each fiscal year beginning during the ten-year term of the Plan, that number will be increased by a number of shares of our Common Stock equal to 10% of the number of shares of our Common Stock newly issued by us during the immediately preceding fiscal year. The shares of our Common Stock which may be issued pursuant to an award under the Plan may be treasury stock, authorized but unissued stock or stock acquired on the open market to satisfy the requirements of the Plan. Awards may consist of any combination of such stock, or, at our election cash. The aggregate number of shares of our Common Stock that may be granted during any calendar year to any participant who is a “covered employee” for purposes of Section 162(m) of the Code during such calendar year may not be greater than 15,000,000. If any shares of our Common Stock subject to an award are forfeited, cancelled, exchanged or surrendered or if an award otherwise terminates or expires without a distribution of shares to the participant, such shares will again be available for grants under the Plan. The grant of a Tandem Award will not reduce the number of shares of our Common Stock reserved and available for issuance under the Plan.
Upon the occurrence of any event which affects the shares of our Common Stock in such a way that an adjustment of outstanding awards is appropriate to prevent the dilution or enlargement of rights under the awards, the Committee will make appropriate equitable adjustments. The Committee may also provide for other substitutions or adjustments in its sole discretion, including, without limitation, the cancellation of any outstanding award and payment in cash or other property in exchange thereof, equal to the excess, if any, of the fair market value of the shares or other property subject to the award over the exercise price, if any.
We anticipate that we will grant our Manager options in connection with our equity offerings as compensation for our Manager’s role in raising capital for us. In the event that we offer shares of our Common Stock to the public, we intend to simultaneously grant to our Manager or an affiliate of our Manager a number of options equal to up to 10% of the aggregate number of shares being issued in such offering at an exercise price per share equal to the offering price per share, as determined by the Committee. In the event that we offer shares of our preferred stock to the public, we intend to simultaneously grant to our Manager or an affiliate of our Manager a number of options related to our Common Stock equal to up to 10% of the aggregate number of shares being issued in such offering at an exercise price per share equal to the price of our Common Stock upon pricing of such offering, as determined by the Committee. The main purpose of these options is to provide transaction-specific compensation to the Manager, in a form that aligns our Manager’s interests with those of our stockholders, for the valuable services it provides in raising capital for us to invest through equity offerings. In addition, the plan enables the Manager to incentivize its employees who render services to us by making tandem equity awards to them and thus also aligning their interests with those of our stockholders. In each case, the Plan provides that such options will be fully vested as of the date of grant and exercisable as to 1/30 of the shares subject to the option on the first day of each of the 30 calendar months following the date of the grant. Options granted to our Manager are contractually required to be settled in an amount of cash equal to the excess of the fair market value of a share on the date of exercise over the exercise price per share, unless a majority of the independent members of the Board determines to settle the option in shares. If the option is settled in shares, the independent members of the Board will determine whether the exercise price will be payable in cash, by withholding from shares of our Common Stock otherwise issuable upon exercise of such option or through another method permitted under the plan.
In addition, the Committee has the authority to grant such other awards to our Manager as it deems advisable, provided that no such award may be granted to our Manager in connection with any issuance by us of equity securities in excess of 10% of the maximum number of equity securities then being issued. Our Board of Directors may also determine to issue options to the Manager that are not subject to the Plan, provided that the number of shares underlying any options granted to the Manager in connection with capital raising efforts would not exceed 10% of the shares sold in such offering and would be subject to NYSE rules.
Each of the Committee and our Manager also has the authority under the terms of the Plan to grant Tandem Awards to employees of our Manager who act as officers or perform other services for us that correspond on a one-to-one basis with the options granted to our Manager, such that exercise by such employee of the Tandem Awards would result in the corresponding options held by our Manager being cancelled. As a condition to the grant of Tandem Awards, our Manager is required to agree that so long as such Tandem Awards remain outstanding, our Manager will not exercise any options under any designated Manager options that relate to the options outstanding under such Tandem Awards. If any Tandem Awards are forfeited, expire or are cancelled without being exercised, the related options under the designated Manager options will again become exercisable in accordance with their terms. The terms and conditions of any Tandem Awards (e.g., the per-share exercise price, the schedule of vesting, exercisability and delivery, etc.) will be determined by the Committee or the Manager, as the case may be, in its sole discretion and must be included in an award agreement, provided, that the term of such Tandem Awards may not be greater than the term of the designated Manager options to which they relate. Tandem Awards will be settled in an amount of cash equal to the excess of the fair market value of a share of our Common Stock on the date of exercise over the fair market value on the date of grant, unless advance approval is given by the Board of Directors or an officer of the Company, as applicable, to settle the tandem awards in shares.
As a general matter, the Plan provides that the Committee has the power to determine at what time or times each option may be exercised and, subject to the provisions of the Plan, the period of time, if any, after death, disability or other termination of employment during which options may be exercised. Options may become vested and exercisable in installments, and the exercisability of options may be accelerated by the Committee. To the extent permitted by applicable law, we may make loans available to the optionee in connection with the exercise of stock options. Such loans must be evidenced by the delivery of a promissory note and will bear interest and be subject to such other terms and conditions (including, without limitation, the execution by the optionee of a pledge agreement) as the Committee may determine. In any event, such loan amount may not exceed the sum of (x) the exercise price less the par value of the shares of our Common Stock subject to such option then being exercised plus (y) any federal, state or local income taxes attributable to such exercise.
The Committee may also grant SARs in tandem with all or part of, or completely independent of, a grant of options or any other award under the Plan. A SAR issued in tandem with an option may be granted at the time of grant of the related option or at any time during the term of such option. The amount payable in cash and/or shares of our Common Stock with respect to each SAR will be equal in value to a percentage (including up to

100%) of the amount by which the fair market value per share of our Common Stock on the exercise date exceeds the fair market value per share of our Common Stock on the date of grant of the SAR. The applicable percentage will be established by the Committee. The award agreement under which the SAR is granted may state whether the amount payable is to be paid wholly in cash, wholly in shares of our Common Stock or in any combination of the foregoing, and if the award agreement does not state the manner of payment, the Committee will determine such manner of payment at the time of payment. The amount payable in shares of our Common Stock, if any, is determined with reference to the fair market value per share of our Common Stock on the date of exercise.
SARs issued in tandem with options shall be exercisable only to the extent that the options to which they relate are exercisable. Upon exercise of the tandem SAR, and to the extent of such exercise, the participant’s underlying option shall automatically terminate. Similarly, upon the exercise of the tandem option, and to the extent of such exercise, the participant’s related SAR will automatically terminate.
The Committee may also grant restricted stock, performance awards, and other stock and non-stock-based awards under the Plan. These awards will be subject to such conditions and restrictions as the Committee may determine, which may include, without limitation, the achievement of certain performance goals or continued employment with us through a specific period.
The Plan provides for automatic annual awards of shares of our Common Stock to our non-officer or non-employee directors, in any case in an amount to be determined by the Committee from time to time, based on the fair market value of shares of our Common Stock on the date of grant. The Plan also provides that each new non-officer or non-employee director will be granted an initial one-time grant of options under the Plan upon the date of the first meeting of our Board of Directors attended by such director. See “Proposal No. 1 Election of Directors – Compensation of Directors” for additional details on director compensation.
Potential Payments upon Termination or Change of Control
All options granted to our Manager will become fully vested and exercisable upon a “change of control” (as defined in the Plan) or a termination of the Manager’s services to us for any reason, and any Tandem Awards will be governed by the terms and condition set forth in the applicable award agreements, as determined by the Committee or the Manager, as the case may be. All Tandem Awards will become fully vested and exercisable if the holder’s employment with the Manager or an affiliate of the Manager is terminated without cause within 12 months following a change of control. However, no optionholder will be entitled to receive any payment or other items of value upon a change of control. The estimated fair value of the option awards held by our Manager as of December 31, 2020 that would have been accelerated had a change in control occurred on December 31, 2020 is approximately $52.5 million.
Risk Management
Our officers receive compensation from our Manager based on their services both to us and to other entities, making their compensation unlikely to promote unreasonable risk-taking in the management of our business. Additionally, we expect to grant options to our Manager in connection with equity offerings to align our Manager’s interests with shares of our stockholders while avoiding an emphasis purely on equity compensation. Based on the assessment of these factors, we have concluded that we have a balanced compensation program that does not promote excessive risk-taking.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the 2020 Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management.
Based on this review and their discussions, the Compensation Committee has recommended to the Board of Directors that the 2020 Compensation Discussion and Analysis be included in the Proxy Statement for the 2021 Annual Meeting of Stockholders to be filed with the SEC.
The Compensation Committee
David Saltzman (Chairperson)
Kevin J. Finnerty
Robert J. McGinnis
Andrew Sloves
Compensation Committee Interlocks and Insider Participation
None.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
Listed in the following table is certain information with respect to the beneficial ownership of shares of our Common Stock as of April 5, 2021 by each person known by us to be the beneficial owner of more than five percent of our Common Stock, and by each of our directors, director nominees and executive officers, both individually and as a group.
For purposes of this Proxy Statement, a “beneficial owner” means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares:
(i)	voting power, which includes the power to vote, or to direct the voting of, shares of our Common Stock; and/or
(ii)	investment power, which includes the power to dispose of, or to direct the disposition of, shares of our Common Stock.
A person is also deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security at any time within 60 days.
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Class(2)
The Vanguard Group(3)	36,175,462	8.72%
Fortress Investment Group LLC(4)	32,662,994	7.69%
BlackRock, Inc.(5)	27,382,429	6.60%
Canyon Capital Advisors LLC(6)	25,750,039	6.21%
Kevin J. Finnerty(7)	261,580	*
Douglas Jacobs(7)	48,638	*
Pamela F. Lenehan(7)	43,837	*
Robert J. McGinnis(7)	102,423	*
David Saltzman(7)	59,364	*
Andrew Sloves(7)	115,815	*
Michael Nierenberg(7)	1,670,119	*
Nicola Santoro, Jr.	50,000	*
All directors, nominees and executive officers as a group (8 persons)	2,352,776	*
*	Denotes less than 1%.
(1)
The address of all officers and directors listed above, and of Fortress and certain affiliates, if applicable, is in the care of Fortress Investment Group LLC, 1345 Avenue of the Americas, 45th Floor, New York, New York 10105.

(2)	Percentages shown assume the exercise by such persons of all options to acquire shares of our Common Stock that are exercisable within 60 days of April 5, 2021, and no exercise by any other person.
(3)
Shared voting power in respect of 278,835 shares; sole dispositive power in respect of 35,566,907 shares; and shared dispositive power in respect of 608,555 shares, as stated in a Schedule 13G/A filed with the SEC on February 10, 2021. The Vanguard Group’s address is 100 Vanguard Blvd., Malvern, PA 19355.

(4)	Shared voting and dispositive power in respect of 32,662,994 shares, as stated in a Schedule 13G filed with the SEC on February 12, 2021.
(5)
Sole voting power in respect of 25,933,844 shares and sole dispositive power in respect of 27,382,429 shares, as stated in a Schedule 13G/A filed with the SEC on January 29, 2021. BlackRock, Inc.’s address is 55 East 52nd Street, New York, NY 10055.

(6)
Shared voting and dispositive power in respect of 25,750,039 shares (including 22,584,817 warrants), as stated in a Schedule 13G filed with the SEC on February 16, 2021. Canyon Capital Advisors LLC’s address is 2000 Avenue of the Stars, 11th Floor, Los Angeles, CA 90067.

(7)
Includes with respect to each of these individuals the following number of shares issuable upon the exercise of options that are exercisable within 60 days of April 5, 2021: Finnerty—1,000; Jacobs—1,000; Lenehan—1,000; McGinnis—1,000; Saltzman—1,000; Sloves—1,000; Nierenberg—575,000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Review of Transactions with Related Persons
SEC rules define “transactions with related persons” to include any transaction in which the Company is a participant, the amount involved exceeds $120,000, and in which any “related person,” including any officer, director, nominee for director or beneficial holder of more than 5% of any class of our voting securities or an immediate family member of any of the foregoing, has a direct or indirect material interest. The Company adopted a written policy that outlines procedures for approving transactions with related persons, and the independent directors review and approve or ratify such transactions pursuant to the procedures outlined in this policy. In determining whether to approve or ratify a transaction with a related person, the independent directors will consider a variety of factors they deem relevant, such as: the terms of the transaction; the terms available to unrelated third parties; the benefits to the Company; and the availability of other sources for comparable assets, products or services. The independent directors have also adopted standing pre-approvals under the policy for specified categories of transactions, including investments in securities offerings and participation in other investment opportunities generally made available to our Manager’s employees.
Management Agreement
We entered into a Management Agreement with our Manager, an affiliate of Fortress, which was subsequently amended and restated on August 1, 2013, on August 5, 2014 and on May 7, 2015, pursuant to which our Manager provides for a management team and other professionals who are responsible for implementing our business strategy, subject to the supervision of our Board of Directors. Our Manager is responsible for, among other things, (i) setting investment criteria in accordance with broad investment guidelines adopted by our Board of Directors, (ii) sourcing, analyzing and executing acquisitions, (iii) providing financial and accounting management services and (iv) performing other duties as specified in the Management Agreement.
We pay our Manager an annual management fee equal to 1.5% of our gross equity. Gross equity is generally the equity that was transferred to us by Drive Shack on the distribution date, plus total net proceeds from stock offerings, plus certain capital contributions to subsidiaries, less capital distributions and repurchases of Common Stock.
Our Manager is entitled to receive annual incentive compensation in an amount equal to the product of (A) 25% of the dollar amount by which (1)(a) the funds from operations before the incentive compensation, excluding funds from operations from investments in the Consumer Loan Companies and any unrealized gains or losses from mark-to-market valuation changes on investments and debt (and any deferred tax impact thereof), per share of Common Stock, plus (b) earnings (or losses) from the Consumer Loan Companies computed on a level-yield basis (such that the loans are treated as if they qualified as loans acquired with a discount for credit quality as set forth in ASC No. 310-30, as such codification was in effect on June 30, 2013) as if the Consumer Loan Companies had been acquired at their U.S. Generally Accepted Accounting Principles (“GAAP”) basis on the distribution date, plus earnings (or losses) from equity method investees invested in excess mortgage servicing rights (“Excess MSRs”) as if such equity method investees had not made a fair value election, plus gains (or losses) from debt restructuring and gains (or losses) from sales of property, and plus non-routine items, minus amortization of non-routine items, in each case per share of Common Stock, exceed (2) an amount equal to (a) the weighted average of the book value per share of the equity that was transferred to us by Drive Shack on the distribution date and the prices per share of our Common Stock in any offerings by us (adjusted for prior capital dividends or capital distributions) multiplied by (b) a simple interest rate of 10% per annum, multiplied by (B) the weighted average number of shares of Common Stock outstanding.
“Funds from operations” means net income (computed in accordance with GAAP), excluding gains (losses) from debt restructuring and gains (or losses) from sales of property, plus depreciation on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. Funds from operations is computed on an unconsolidated basis. The computation of funds from operations may be adjusted at the direction of our independent directors based on changes in, or certain applications of, GAAP. Funds from operations is determined from May 15, 2013, the date of our separation from Drive Shack, and without regard to Drive Shack’s prior performance. Funds from operations does not represent and should not be considered a substitute for, or superior to, net income, or as a substitute for, or superior to, cash flows from operating activities, each as determined in accordance with GAAP.

The initial term of our Management Agreement expired on May 15, 2014, and the Management Agreement was and will be renewed automatically each year for an additional one-year period unless (i) a majority consisting of at least two-thirds of our independent directors or a simple majority of the holders of outstanding shares of our Common Stock, agree that there has been unsatisfactory performance that is materially detrimental to us or (ii) a simple majority of our independent directors agree that the management fee payable to our Manager is unfair; provided, that we shall not have the right to terminate our Management Agreement under clause (ii) of the foregoing if the Manager agrees to continue to provide the services under the Management Agreement at a fee that our independent directors have determined to be fair.
If we elect not to renew our Management Agreement at the expiration of any such one-year extension term as set forth above, our Manager will be provided with 60 days’ prior notice of any such termination. In the event of such termination, we would be required to pay the termination fee. The termination fee is a fee equal to the sum of (1) the amount of the management fee during the 12 months immediately preceding the date of termination, and (2) the “Incentive Compensation Fair Value Amount.” The Incentive Compensation Fair Value Amount is an amount equal to the incentive compensation that would be paid to the Manager if our assets were sold for cash at their then current fair market value (taking into account, among other things, the expected future performance of the underlying investments).
Fortress, through its affiliates, and principals of Fortress held 2.4 million shares of our Common Stock, and Fortress, through its affiliates, held options relating to an additional 12.0 million shares of our Common Stock and warrants relating to an additional 21.3 million shares of our Common Stock, representing approximately 8.6% of our Common Stock on a fully diluted basis, as of December 31, 2020.
Below is a summary of the fees and other amounts earned by our manager in connection with services performed for us during fiscal year 2020 (dollars in table in thousands).
2020
Management Fee(1)	$89,134
Incentive Compensation(2)	$—
Expense Reimbursements(3)	$500
(1)
We pay our Manager an annual management fee equal to 1.5% of our gross equity, as defined in our management agreement. Our Manager uses the proceeds from its management fee in part to pay compensation to its officers and employees who, notwithstanding that certain of them also are our officers, receive no cash compensation directly from us.

(2)
Our Manager is entitled to receive the incentive compensation pursuant to the terms of the Management Agreement with us. The purpose of the incentive compensation is to provide an additional incentive for our Manager to achieve targeted levels of funds from operations (including gains and losses) and to increase our stockholder value. Our Board of Directors may request that our Manager accept all or a portion of its incentive compensation in shares of our Common Stock, and our Manager may elect, in its discretion, to accept such payment in the form of shares, subject to limitations that may be imposed by the rules of the NYSE or otherwise.

(3)
The Management Agreement provides that we will reimburse our Manager for various expenses incurred by our Manager or its officers, employees and agents on our behalf, including costs of legal, accounting, tax, auditing, administrative and other similar services rendered for us by providers retained by our manager or, if provided by our Manager’s employees, in amounts which are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s-length basis; certain of such services are provided by our Manager. The Management Agreement provides that such costs shall not be reimbursed in excess of $500,000 per annum. We also pay all of our operating expenses, except those specifically required to be borne by our manager under the Management Agreement. Our Manager is responsible for all costs incident to the performance of its duties under the management agreement, including compensation of our Manager’s employees, rent for facilities and other “overhead” expenses. The expenses required to be paid by us include, but are not limited to, issuance and transaction costs incident to the acquisition, disposition and financing of our investments, legal and auditing fees and expenses, the compensation and expenses of our independent directors, the costs associated with the establishment and maintenance of any credit facilities and other indebtedness of ours (including commitment fees, legal fees, closing costs, etc.), expenses associated with other securities offerings of ours, the costs of printing and mailing proxies and reports to our stockholders, costs incurred by employees of our Manager for travel on our behalf, costs associated with any computer software or hardware that is used solely for us, costs to obtain liability insurance to indemnify our directors and officers, the compensation and expenses of our transfer agent and fees payable to the NYSE.

Sale of Non-Agency Residential Mortgage-Backed Securities
On April 3, 2020, the Company and certain of its subsidiaries completed the sale (collectively, the “Sale”) through a broker-dealer to six purchasers (collectively, “the Purchasers”) of a portfolio consisting of non-agency residential mortgage-backed securities with an aggregate face value of approximately $6.1 billion (the “Securities”). The Sale generated proceeds of approximately $3.3 billion in the aggregate, excluding any unpaid but accrued interest. The Purchasers included an entity affiliated with funds managed by an affiliate of the

Company’s manager (the “Fortress Purchaser”), which purchased approximately $1.85 billion of Securities in aggregate face value for approximately $1.0 billion. In connection with the sale of the Securities to the Fortress Purchaser, the Company agreed to exercise certain rights that the Company holds under the securitization transactions with respect to the Securities sold to the Fortress Purchaser solely upon written direction by the Fortress Purchaser. Such rights include the rights, if any, to (i) amend and/or terminate the transactions contemplated by certain related residential mortgage servicing agreements, securitization trust agreements, pooling and servicing agreements or other agreements, (ii) acquire certain of the related residential mortgage loans, real estate owned and certain other assets in the trust subject to such residential mortgage servicing agreements, securitization trust agreements, pooling and servicing agreements or other agreements in connection with such amendment or termination against delivery of the applicable termination payment, and (iii) if applicable, direct certain related servicers, holders of subordinate securities and/or other applicable parties, to exercise the rights in (i) and (ii). Pursuant to such agreement, the Company and the Fortress Purchaser would share equally in any profits or losses arising from the exercise of any such rights, other than if the Company elects not to participate in the related transaction, in which case the Fortress Purchaser would realize all of the profits and bear all of the losses with respect thereto.
Term Loan Facility and Related Warrants
On May 19, 2020, the Company entered into a three-year senior secured term loan facility agreement in the principal amount of $600.0 million and also issued common stock purchase warrants providing the lenders with the right to acquire up to 43.4 million shares of the Company’s Common Stock. Approximately 48% of the lenders and recipients of the warrants are funds managed by an affiliate of the Company’s manager. In September 2020, the Company used the net proceeds from a private debt offering, together with cash on hand, to fully retire all of the outstanding principal balance on the term loan facility.
NewRez Sublease
Since September 2020, NewRez LLC, a subsidiary of the Company, has subleased a portion of office space from an affiliate of New Fortress Energy Inc., which is controlled by certain principals of Fortress. For the year ended December 31, 2020, NewRez incurred approximately $204,000 of rent and office related expenses.

PROPOSAL NO. 2
APPROVAL OF APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
Proposed Independent Registered Public Accounting Firm
Ernst & Young LLP, independent registered public accountants, served as the independent registered public accounting firm for us and our subsidiaries for the fiscal years ended December 31, 2020 and 2019. The Audit Committee of the Board of Directors has appointed Ernst & Young LLP to be our independent registered public accounting firm for the fiscal year ending December 31, 2021, and has further directed that the selection of the independent registered public accounting firm be submitted for approval by the stockholders at the Annual Meeting.
Representatives of Ernst & Young LLP will be present at the Annual Meeting, will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from stockholders.
The Board of Directors recommends that you vote FOR the approval of the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for fiscal year 2021.
Principal Accountant Fees and Services
During the most recent two fiscal years, we engaged Ernst & Young LLP to provide us with audit and tax services. Services provided included the examination of annual financial statements, limited review of unaudited quarterly financial information and review of filings with the SEC, assistance with management’s evaluation of internal accounting controls, consultation on financial accounting and reporting matters. Fees for 2020 and 2019 were as follows:
Year	Audit Fees	Audit- Related Fees	Tax Fees	All Other Fees
2020	$5,542,724	$698,000	$957,886	$—
2019	$4,669,133	$664,000	$954,153	$—
Audit Fees. Audit fees are fees and out-of-pocket expenses for the consolidated financial statements, including the audit of internal control over financial reporting and the review of the Company’s quarterly reports on Form 10-Q, as well as required audits of certain subsidiaries and required review of SEC filings, including with respect to equity offerings.
Audit-Related Fees. Audit-related fees are fees for the performance of agreed upon procedures on certain information included within private placement memoranda corresponding to the issuance of collateralized debt and attest services related to servicing operations.
Tax Fees. Tax fees are related to tax planning, compliance, and tax return preparation for the Company and certain subsidiaries.
The Audit Committee has considered all services provided by the independent registered public accounting firm to us and concluded this involvement is compatible with maintaining the auditors’ independence.
The Audit Committee is responsible for appointing the Company’s independent registered public accounting firm and approving the terms of the independent registered public accounting firm’s services. All engagements for services in the most recent fiscal year were pre-approved by the Audit Committee. The Audit Committee has a policy requiring the pre-approval of all audit and permissible non-audit services to be provided by the independent registered public accounting firm.

ADVANCE NOTICE FOR STOCKHOLDER NOMINATIONS AND PROPOSALS
FOR 2022 ANNUAL MEETING
Proposals received from stockholders are given careful consideration by the Company in accordance with Rule 14a-8 under the Exchange Act. Stockholder proposals are eligible for consideration for inclusion in the proxy statement for the 2022 annual meeting of stockholders if they are received by the Company on or before December 10, 2021. However, if the 2022 annual meeting date is advanced or delayed by more than 30 days from the anniversary of the previous year’s meeting, to be timely a proposal by the stockholders must be received no later than a reasonable time before the Company begins to print and send its proxy materials. In addition, all proposals will need to comply with Rule 14a-8, which lists the requirements for inclusion of stockholder proposals in company-sponsored proxy materials. Any proposal should be directed to the attention of the Company’s Secretary at 1345 Avenue of the Americas, 45th Floor, New York, New York 10105.
In order for a stockholder proposal, including proposals regarding director nominees, submitted outside of Rule 14a-8 to be considered “timely,” the Company’s Bylaws require that such proposal must be received by the Company not less than 90 days nor more than 120 days prior to the one-year anniversary of the immediately preceding annual meeting of stockholders. Accordingly, in order for a proposal relating to business to be conducted at our 2022 annual meeting of stockholders to be “timely” under the Company’s Bylaws, it must be received by the Secretary of the Company at our principal executive office no earlier than January 27, 2022 and no later than February 26, 2022. However, in the event that the date of the 2022 annual meeting of stockholders is advanced or delayed by more than 25 days from May 27, 2022, for a proposal by the stockholders to be timely, it must be received not later than the close of business on the 10th day after the earlier of the mailing of the notice of the 2022 annual meeting of stockholders or the day on which public announcement of the date of such meeting is first made by the Company. All director nominations and shareholder proposals, other than shareholder proposals made pursuant to Rule 14a-8, must comply with the requirements of our Bylaws, or they may be excluded from consideration at the meeting.
OTHER MATTERS
The Board of Directors knows of no other business to be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxies therein, or their substitutes, present and acting at the meeting.
No person is authorized to give any information or to make any representation not contained in this Proxy Statement, and, if given or made, such information or representation should not be relied upon as having been authorized. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the Proxy Statement.
ADDITIONAL INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from commercial document retrieval services and on the website maintained by the SEC at www.sec.gov. In addition, our SEC filings are available, free of charge, on our website: www.newresi.com. Such information will also be furnished upon written request to New Residential Investment Corp., 1345 Avenue of the Americas, 45th Floor, New York, New York 10105, Attention: Investor Relations.
The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for annual reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single annual report and proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single annual report and proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report and proxy statement, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to New Residential Investment Corp., 1345 Avenue of the Americas,

45th Floor, New York, New York 10105, Attention: Investor Relations or by contacting Investor Relations at (212) 479-3195, and we will deliver promptly a separate copy of the annual report and proxy statement.
Instead of receiving future copies of our proxy materials by mail, you can elect to receive an e-mail that will provide electronic links to these documents. Opting to receive your proxy materials online will save the cost of producing and mailing documents to your home or business, will give you an electronic link to the proxy voting site and also will also help preserve environmental resources.
Stockholders of Record. If you vote on the Internet at www.proxyvote.com, simply follow the prompts for enrolling in the electronic proxy delivery service.
Street Name Holders. If you hold your shares in a bank or brokerage account, you also may have the opportunity to receive the proxy materials electronically. Please check the information provided in the proxy materials you receive from your bank or broker regarding the availability of this service.
Your election to receive proxy materials by email will remain in effect until you terminate it.

By Order of the Board of Directors,

/s/ Cameron D. MacDougall
Cameron D. MacDougall
Secretary
New York, New York
April 9, 2021

NEW RESIDENTIAL
INVESTMENT CORP.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/NRZ2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Kevin J. Finnerty 02) Michael Nierenberg

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. To ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for New Residential Investment Corp. for fiscal year 2021.	☐	☐	☐

NOTE: The Board of Directors may consider and act upon any other business properly presented at the Annual Meeting. If a proxy is properly executed, then the shares will be voted either in the manner you indicate or, if no direction is indicated, (i) FOR ALL nominees in Proposal 1, (ii) FOR Proposal 2, and (iii) in the discretion of the proxy holder on any other business not specified above that is properly presented at the Annual Meeting or any adjournment or postponement thereof.

0000500471_1 R1.0.0.177

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

NEW RESIDENTIAL INVESTMENT CORP.
Annual Meeting of Stockholders
May 27, 2021
This proxy is solicited on behalf of the Board of Directors

The stockholder(s) hereby appoint(s) Michael Nierenberg and Nicola Santoro, Jr., or either of them, as proxy holders, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of NEW RESIDENTIAL INVESTMENT CORP. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m., Eastern Time, on May 27, 2021, via live webcast at www.virtualshareholdermeeting.com/NRZ2021, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED (i) FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND (ii) FOR THE AUDITOR RATIFICATION PROPOSAL.

Please mark, sign, date and return this proxy card promptly using the enclosed reply envelope.

0000500471_2 R1.0.0.177

Continued and to be signed on reverse side